Exhibit 5.1

[Letterhead of Sherman & Howard L.L.C.]

October 16, 2015

UQM Technologies, Inc.

4120 Specialty Place

Longmont, Colorado  80504

Re:UQM Technologies, Inc.
Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to UQM Technologies, Inc., a Colorado corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about October 16, 2015.  The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the proposed issuance by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to $50,000,000 aggregate offering price of the following:  (a) shares of its Common Stock, par value $0.01 per share (the “Common Stock”); (b) warrants to acquire securities of the Company or other rights (the “Warrants”); (c) senior debt securities, in one or more series, that may be secured or unsecured and that may be convertible into shares of Common Stock (the “Notes”); and/or (d) units comprised of two or all of the Common Stock, Warrants and Notes (the “Units”).

In connection with this opinion, we have examined the following documents:

a. the Registration Statement;
b. the Articles of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Articles”);
c. the Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Bylaws”); and

d. resolutions adopted by the Board of Directors or a duly authorized committee thereof (the “Board”) of the Company relating to the Registration Statement (the “Company Resolutions”), certified as of a recent date by an officer of the Company; and

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October 16, 2015

e. the form of Senior Debt Securities Indenture (including the form of Debt Security attached as an exhibit thereto) included as an exhibit to the Registration Statement (the “Indenture”).

In addition, we have examined and relied upon the originals or copies of such other documents, corporate records and other writings that we consider relevant for purposes of this opinion. As to certain factual matters, we have relied upon certificates of the officers of the Company or on certificates or other documents from public officials in certain jurisdictions and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of officers of the Company and of certificates and other documents from public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1. The Common Stock to be offered and issued by the Company will be validly issued, fully paid and non-assessable if and when (i) a prospectus supplement with respect to the Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Board shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any, and such resolutions have not been modified or amended; (iii) the Common Stock shall have been issued as provided in such resolutions of the Board; and (iv) certificates representing the Common Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any.

2. The Warrants will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to the Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Board shall have duly adopted final resolutions authorizing the issuance and sale of the Warrants as contemplated by the Registration Statement

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and the Warrant Agreement (as defined below) and any underlying Common Stock, and such resolutions have not been modified or amended; (iii) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (iv) the terms of the Warrants have been established in accordance with the Warrant Agreement; and (v) the Warrants have been executed and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the Warrant Agreement and the applicable purchase or underwriting agreement, if any.

3. With respect to any series of the Notes issued under the Indenture, or otherwise without an indenture, and offered under the Registration Statement, provided that at the time of issuance, sale and delivery of each series of the Notes (i) a prospectus supplement with respect to the Notes shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Board shall have duly adopted final resolutions authorizing (A) the execution, delivery and performance of the Indenture, if applicable, and (B) the issuance and sale of the Notes as contemplated by the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any, and such resolutions have not been modified or amended; (iii) the Indenture, if applicable, has been duly authorized by the applicable trustee by all necessary corporate action in accordance with its charter, bylaws and other governing documents and applicable law and  such corporate action has not been modified or rescinded; (iv) the Indenture, if applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the trustee and has not been modified and such Indenture constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (v) the terms of the Notes and of their issuance and sale have been duly established in conformity with the Indenture, if applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and, if applicable; (vi) any Indenture relating to such Notes has been qualified under the Trust Indenture Act of 1939, as amended; and (vii) the Notes have been duly executed and delivered by the Company and, if applicable, authenticated by the trustee pursuant to the Indenture and as provided in the resolutions of the Board of the Company described in clause (ii) above and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting or similar agreement, then the Notes, when issued and sold in accordance with the Indenture, if applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by: (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally; (B) equitable, constitutional and public policy limitations, whether considered in a proceeding at equity or at law; (C) we express no opinion as to the validity or enforceability of any provisions of the Notes or Indenture relating to indemnification, contribution, exculpation or limitation of liability in connection with liability for the indemnified or exculpated party’s own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or provisions with respect to indemnification obligations of the

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Company to the extent such obligations encompass claims made by the Company or any of its affiliates; (D) we express no opinion as to the enforceability of any provision of the Indenture or Notes which purports to waive the right to assert counterclaims or setoff; and (E) we express no opinion as the validity or enforceability of the provisions of the Notes or Indenture purporting to grant or consent to exclusive jurisdiction in any court, purporting to waive objections to venue, purporting to waive personal service of process in connection with any judicial process, or purporting to waive trial by jury.

4. The Units will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to the Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Board shall have duly adopted final resolutions authorizing the issuance and sale of the Units as contemplated by the Registration Statement and the Unit Agreement (as defined below) and any underlying Common Stock, and such resolutions have not been modified or amended; (iii) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (iv) the terms of the Units have been established in accordance with the Unit Agreement; and (v) the Units have been executed and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the Unit Agreement and the applicable purchase or underwriting agreement, if any; assuming that (a) any shares of Common Stock that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in paragraph 1 above, respectively; and (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their respective terms, as contemplated in paragraph 2 above

5. Common Stock to be issued upon exercise of Warrants will be validly issued, fully paid and non-assessable if and when such Common Stock has been issued and delivered against payment of the agreed consideration therefor, if any, as described in the Registration Statement and in accordance with the terms of the applicable Warrants.

6. Common Stock to be issued upon conversion of Notes will be validly issued, fully paid and non-assessable if and when such Common Stock has been issued and delivered against payment of the agreed consideration therefor, if any, as described in the Registration Statement and in accordance with the terms of the applicable Notes and Indenture.

For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Common Stock, the Warrants, the Notes and the Units, as the case may be: (a) the Registration Statement and any required post-effective amendment thereto shall all have become effective under the Securities Act and no stop order shall have been issued by the SEC relating to the Registration Statement; (b) upon issuance of the Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common

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Stock that the Company is then authorized to issue and that the consideration for the issuance and sale of the shares of Common Stock will be in an amount that is not less than the par value of the Common Stock; (c) the issuance, sale and delivery of the Common Stock, the Warrants, the Notes and the Units do not violate any applicable law and no change in law affecting the validity, legally binding character or enforceability of the authorization by the Board shall have occurred; (d) the Articles and Bylaws of the Company shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (e) the authorizations by the Board will be made in accordance with the Articles, the Bylaws, the Company Resolutions and the Colorado Business Corporation Act.

The opinions expressed herein are limited to the laws of the State of Colorado.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

We do not express an opinion on any matters other than those expressly set forth in this letter.  The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and  that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ Sherman & Howard L.L.C.